EXHIBIT 11


               LOMAS FINANCIAL CORPORATION AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS (LOSS) PER SHARE
                 (in thousands, except per share amounts)


                                                Quarter Ended September 30
                                                --------------------------
                                                  1994              1993
                                                --------          --------
Primary earnings (loss) per share:
  Average common shares outstanding               20,100            20,099
  Common stock equivalents under Nonemployee
    Directors Long Term Incentive Plan                35                28
                                                --------          --------
      Total shares                                20,135            20,127
                                                ========          ========

Loss from continuing operations                 $ (7,350)         $(39,698)
Loss from discontinued operations                 (5,500)           (9,869)
                                                --------          --------
Net loss                                        $(12,850)         $(49,567)
                                                ========          ========

Primary earnings (loss) per share:
  Loss from continuing operations                  $(.37)           $(1.97)
  Loss from discontinued operations                 (.27)             (.49)
                                                   -----            ------
  Net loss                                         $(.64)           $(2.46)
                                                   =====            ======

Fully diluted earnings (loss) per share:
  Average common shares outstanding               20,100            20,099
  Common stock equivalents under Nonemployee
    Directors Long Term Incentive Plan                35                28
                                                --------          --------
      Total shares                                20,135            20,127
                                                ========          ========

Loss from continuing operations                 $ (7,350)         $(39,698)
Loss from discontinued operations                 (5,500)           (9,869)
                                                --------          --------
Net loss                                        $(12,850)         $(49,567)
                                                ========          ========

Fully diluted earnings (loss) per share:
  Loss from continuing operations                  $(.37)           $(1.97)
  Loss from discontinued operations                 (.27)             (.49)
                                                   -----            ------
  Net loss                                         $(.64)           $(2.46)
                                                   =====            ======